UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2006

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

           California                0-11113                95-3673456
  (State or other jurisdiction     (Commission           (I.R.S. Employer
        of incorporation)          File Number)         Identification No.)

           1021 Anacapa Street, Santa Barbara, CA            93101
          (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (805) 564-6405


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
                                (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
                                CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
                       Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
                       Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 16, 2006, Pacific Capital Bank, N.A. ("PCB"), a wholly owned subsidiary of Pacific Capital Bancorp, entered into an Asset Purchase Agreement (the "Agreement") with Morton Capital Management, a California-based registered investment advisor ("MCM"). The Agreement provides for PCB to acquire substantially all of the assets and to assume substantially all of the liabilities of MCM through a new wholly owned subsidiary of PCB to be formed prior to the close of the transaction.

PCB will pay a purchase price for the assets consisting of (i) future payments based upon the financial performance of the new subsidiary over a 5-year period following the closing, and (ii) an initial payment in cash at the closing of approximately $7,000,000, subject to certain adjustments.


Item 9.01  Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.         Description
----------------------------------------------------
99.1          Press release dated May 17, 2006.

                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             PACIFIC CAPITAL BANCORP
Date: May 17, 2006


                                             /s/ Joyce M. Clinton
                                             --------------------
                                             Joyce M. Clinton
                                             Executive Vice President and
                                             Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number         Description of Exhibits
--------------         -----------------------

99.1 Pacific Capital Bancorp press release, dated May 17, 2006, with respect to the acquisition of assets from Morton Capital Management.